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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT





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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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


                Parent                           Subsidiary                   State of Incorporation
                ------                           ----------                   ----------------------

First Financial Bancorp, Inc.            First Federal Savings Bank                United States


First Federal Savings Bank               First Financial Services of                 Illinois

                                           Belvidere, Illinois, Inc.

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